Exhibit 24.1

OMNIBUS POWERS OF ATTORNEY

Each person whose signature appears below authorizes each of David R. Money, Stanley J. Andersen, or any of them as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the registrants below, an Exchange Offer Registration Statement on Form S-4 and any amendments, including post-effective amendments, thereto relating to the offer to exchange the 12.625% Senior Notes due 2021 of First Data Corporation (the “Senior Notes due 2021”), the guarantees relating to the Senior Notes due 2021 for substantially identical outstanding notes and guarantees and to file the same, with all the exhibits thereto, and all other documents in connection therewith, as contemplated under the Registration Rights Agreement, dated as of December 17, 2010, among First Data Corporation, the subsidiary guarantors party thereto, Citigroup Global Markets Inc., KKR Capital Markets LLC, HSBC Securities (USA) Inc. Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated And Wells Fargo Securities, LLC, as dealer managers (the “Senior Notes due 2021 Registration Rights Agreement”), to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

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This Omnibus Power of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of October 17, 2011.

Bankcard Investigative Group Inc.

BUYPASS Inco Corporation

Call Interactive Holdings LLC

Cardservice International, LLC

CESI Holdings, Inc.

Concord Computing Corporation

Concord Corporate Services, Inc.

Concord EFS Financial Services, Inc.

Concord EFS, Inc.

Concord Emerging Technologies, Inc.

Concord Financial Technologies, Inc.

Concord One, LLC

Concord Payment Services, Inc.

Concord Processing, Inc.

Concord Transaction Services, LLC

CTS Holdings, LLC

CTS, Inc.

EFS Transportation Services, Inc.

EPSF Corporation

FDFS Holdings, LLC

FDGS Group, LLC

FDR Ireland Limited

FDR Limited

FDR Missouri Inc.

FDS Holdings, Inc.

First Data Capital, Inc.

First Data Card Solutions, Inc.

First Data Commercial Services Holdings, Inc.

First Data Communications Corporation

First Data Corporation

First Data EC, LLC

First Data Government Solutions, Inc.

First Data Government Solutions, L.P.

First Data Latin America Inc.

First Data Merchant Services Corporation

First Data Merchant Services Northeast, LLC

First Data Merchant Services Southeast, L.L.C.

First Data Mobile Holdings, Inc.

First Data Payment Services, LLC

First Data Real Estate Holdings L.L.C.

First Data Resources, LLC

First Data Retail ATM Services L.P.

First Data Secure LLC

First Data Solutions Inc.

First Data Technologies, Inc.

First Data Voice Services

FSM Services Inc.

FundsXpress Financial Network, Inc.

FundsXpress, Inc.

Gift Card Services, Inc.

Gratitude Holdings LLC

Instant Cash Services, LLC

Linkpoint International, Inc.

LoyaltyCo LLC

MAS Inco Corporation

MAS Ohio Corporation

Money Network Financial, LLC

National Payment Systems Inc.

New Payment Services, Inc.

PayPoint Electronic Payment Systems, LLC

PaySys International, Inc.

REMITCO LLC

Sagebrush Holdings LLC

Size Technologies, Inc.

Star Networks, Inc.

Star Processing, Inc.

Star Systems Assets, Inc.

Star Systems, Inc.

Star Systems, LLC

Strategic Investment Alternatives LLC

TASQ LLC

TASQ Technology, Inc.

TeleCheck International, Inc.

TeleCheck Pittsburgh/West Virginia, Inc.

TeleCheck Services, Inc.

Transaction Solutions, LLC

Unified Merchant Services

ValueLink, LLC

/s/ Jonathan J. Judge Jonathan J. Judge

/s/ Ray E. Winborne Ray E. Winborne

/s/ Joe W. Forehand Joe W. Forehand

/s/ James R. Fisher James R. Fisher

/s/ Henry R. Kravis
Henry R. Kravis

/s/ Scott C. Nuttall Scott C. Nuttall

/s/ Tagar C. Olson Tagar C. Olson

/s/ Stanley J. Andersen
Stanley J. Andersen

/s/ Roger Bracken Roger Bracken

/s/ Douglas G. Brandberg Douglas G. Brandberg

/s/ Edward Caddle Edward Caddle

/s/ Wolfgang Heinrich Wolfgang Heinrich

/s/ Patrick R. Moore Patrick R. Moore

/s/ Rosalind Rayman Rosalind Rayman

/s/ Scot Silverglate Scot Silverglate

/s/ Mark S. Wallin Mark S. Wallin